UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 7, 2010
THE GOLDMAN SACHS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 West Street
New York, New York	10282

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 902-1000
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 7, 2010, The Goldman Sachs Group, Inc. (Group Inc.) held its Annual Meeting of Shareholders at which the shareholders voted upon (i) the election of Lloyd C. Blankfein, John H. Bryan, Gary D. Cohn, Claes Dahlbäck, Stephen Friedman, William W. George, James A. Johnson, Lois D. Juliber, Lakshmi N. Mittal, James J. Schiro and H. Lee Scott, Jr. to Group Inc.’s Board of Directors (Board) for one-year terms, (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as Group Inc.’s independent registered public accounting firm for the 2010 fiscal year, (iii) a management-sponsored advisory vote on executive compensation matters, (iv) a management-sponsored proposal to amend Group Inc.’s Restated Certificate of Incorporation to eliminate supermajority voting, (v) a management-sponsored proposal to amend Group Inc.’s Restated Certificate of Incorporation to permit holders of 25% of Group Inc.’s outstanding shares of common stock to call special meetings, (vi) a shareholder proposal regarding cumulative voting, (vii) a shareholder proposal regarding the use of collateral in over-the-counter derivatives trading, (viii) a shareholder proposal regarding the separation of the positions of Chief Executive Officer (CEO) and Chairman of the Board, (ix) a shareholder proposal regarding a report on political contributions, (x) a shareholder proposal regarding a report on global warming science, (xi) a shareholder proposal regarding pay disparity and (xii) a shareholder proposal regarding executive compensation and long-term performance.
The shareholders elected all eleven director nominees, approved the ratification of the appointment of PricewaterhouseCoopers LLP as Group Inc.’s independent registered public accounting firm for the 2010 fiscal year and approved the management-sponsored proposals. The shareholder proposals did not receive the approval of a majority of the shares present in person or represented by proxy at the meeting and, as a result, were not approved. The number of votes cast for or against and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below.

				Broker
	For	Against	Abstain	Non-Votes
Election of Directors:
Lloyd C. Blankfein	373,838,138	4,752,472	9,933,194	48,349,514
John H. Bryan	359,387,409	17,453,283	11,683,112	48,349,514
Gary D. Cohn	378,774,739	4,537,766	5,211,299	48,349,514
Claes Dahlbäck	383,267,517	3,899,183	1,357,104	48,349,514
Stephen Friedman	381,319,846	4,707,821	2,496,137	48,349,514
William W. George	383,243,335	3,996,553	1,283,916	48,349,514
James A. Johnson	377,861,324	4,795,662	5,866,818	48,349,514
Lois D. Juliber	383,545,017	3,702,434	1,276,353	48,349,514
Lakshmi N. Mittal	365,956,258	7,185,280	15,382,266	48,349,514
James J. Schiro	371,400,860	3,764,456	13,358,488	48,349,514
H. Lee Scott, Jr.	374,063,367	1,143,377	13,317,060	48,349,514

				Broker
	For	Against	Abstain	Non-Votes
Ratification of Appointment of Independent Registered Public Accounting Firm	429,762,700	6,527,703	582,915	*
Advisory Vote on Executive Compensation Matters	420,451,690	15,862,712	558,916	*
Management Proposal to Amend Restated Certificate of Incorporation to Eliminate Supermajority Voting	434,508,470	1,741,359	623,489	*
Management Proposal to Amend Restated Certificate of Incorporation to Permit Holders of 25% of Outstanding Shares of Common Stock to Call Special Meetings	423,325,672	13,065,448	482,198	*
Shareholder Proposal Regarding Cumulative Voting	98,074,657	288,737,274	1,711,873	48,349,514
Shareholder Proposal Regarding Collateral in Over-the-Counter Derivatives Trading	130,330,623	255,870,991	2,322,190	48,349,514
Shareholder Proposal Regarding Separation of the Positions of CEO and Chairman of the Board	74,075,179	313,084,563	1,364,062	48,349,514
Shareholder Proposal Regarding a Report on Political Contributions	120,872,690	203,765,942	63,885,172	48,349,514
Shareholder Proposal Regarding a Report on Global Warming Science	11,083,048	311,133,916	66,306,840	48,349,514
Shareholder Proposal Regarding a Report on Pay Disparity	20,045,333	345,282,295	23,196,176	48,349,514
Shareholder Proposal Regarding Executive Compensation and Long-Term Performance	94,303,986	286,697,490	7,522,328	48,349,514

*	Not applicable

An Amended and Restated Certificate of Incorporation reflecting the changes approved by shareholders was filed with the Secretary of State of the State of Delaware, and became effective, on May 7, 2010. Corresponding amendments to Group Inc.’s by-laws became effective concurrently with the effectiveness of the Amended and Restated Certificate of Incorporation. Copies of the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws are attached as Exhibits 3.1 and 3.2, respectively, to this Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
     The following exhibits are being filed as part of this Report on Form 8-K:
3.1	Amended and Restated Certificate of Incorporation of The Goldman Sachs Group, Inc., amended as of May 7, 2010.

3.2	Amended and Restated By-Laws of The Goldman Sachs Group, Inc., amended as of May 7, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC.
(Registrant)
Date: May 10, 2010	By:	/s/ Gregory K. Palm
		Name:	Gregory K. Palm
		Title:	Executive Vice President and General Counsel

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